UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 12, 2015, Shire plc issued a press release announcing its financial results for the twelve month period ended December 31, 2014 which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2015, Shire plc announced that David Stout informed the Board of Directors of his intention to step down from the Board and the Committees on which he serves with effect from the conclusion of Shire’s Annual General Meeting on April 28, 2015. Shire also announced that David Kappler will be reappointed for another year following the expiration of his current term of appointment at the conclusion of the Annual General Meeting on April 28, 2015.  Mr. Kappler is Shire’s Senior Independent Director and Deputy Chairman, Chairman of the Nomination Committee and a member of the Audit, Compliance and Risk Committee.

Item 9.01.  Financial Statements and Exhibits

                  (d)  Exhibits.  The following exhibit is furnished herewith:

99.1	Press Release dated February 12, 2015 reporting Shire plc’s financial results for the twelve month period ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC
By:	/s/ T May
	Name:	Tatjana May
	Title:	Company Secretary

Dated: February 12, 2015

EXHIBIT INDEX

Number	Description
99.1	Press Release dated February 12, 2015